UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): FEBRUARY 1, 2012

RAVEN INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

South Dakota	001-07982	46-0246171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 East 6th Street, P.O. Box 5107, Sioux Falls, SD 57117-5107

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (605) 336-2750

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 1, 2012, Raven Industries, Inc. (the “Company”) entered into a new Employment Agreement and Change in Control Agreement (the “Agreements”) with Anthony D. Johnson Schmidt. Mr. Schmidt was named Division Vice President and General Manager – Engineered Films Division by the Raven Board of Directors, effective February 1, 2012. As of February 1, 2012, James D. Groninger has transitioned to the position of Director of Business Development for the Engineered Films Division.

The Agreements equalized Mr. Schmidt’s post retirement and Change In Control benefits with the other Division Vice Presidents of the Company.

The Employment Agreement provides for supplemental health care benefits that continue when Mr. Schmidt retires, provided that the sum of his age and tenure with the Company exceeds 80.

The Change in Control Agreement entitles the employee to certain payments and benefits if (1) there is a Change in Control, and (2) within two years thereafter the Company terminates the employee’s employment without Cause (as defined in the Change in Control Agreement), except in the case of the employee’s death, or there is a Constructive Termination (certain adverse changes in the employee’s status or compensation). In this event, provided the employee signs a general release of legal claims and covenant not to sue, the employee is entitled to the following payments and benefits:

(1)	a lump sum payment of accrued base salary and other amounts accrued as of the date of termination, including accrued vacation time;

(2)	a lump sum payment, paid six months following the date of termination, equal to the product of (A) the sum of (i) the employee’s annual base salary then in effect and (ii) 60% of the maximum target or goal amount under the Management Incentive Plan for the year in which the date of termination occurs and (B) a multiple of 1.0; and

(3)	the employee will be vested under the applicable retirement benefits provided that the benefits (A) will not become payable until the employee reaches age 65 (unless the benefits are payable at the employee’s age at that time under the terms of the policy), and (B) will not be provided to the extent such benefits are provided by another employer at no cost to the employee.

“Change in Control” is defined in the Change in Control Agreement to include (a) the acquisition by any person, entity or group of beneficial ownership of 25% or more of the then outstanding shares of the Company’s common stock; (b) certain changes in a majority of the members of the Board of Directors of the Company, or (c) approval by the shareholders of the Company of a reorganization, merger or consolidation (with certain exceptions), or of a liquidation, dissolution or sale of all or substantially all of the assets of the Company.

The Change in Control Agreement does not affect or reduce any benefit to which the employee is otherwise entitled under the employee’s Employment Agreement, the 2000 Stock Plan, 2010 Stock Incentive Plan or any other plan, agreement or policy of or with the Company. The term of the Change in Control Agreement is one year from the date of the original Agreement, with automatic one year extensions unless the Company terminates the Change in Control Agreement at least sixty days prior to any anniversary. The Change in Control Agreement will continue in effect beyond its term if a Change in Control has occurred during the term.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
(d)	Exhibits

10.1	Employment Agreement dated February 1, 2012 between Raven Industries, Inc. and Anthony D. Johnson Schmidt.

10.2	Schedule A to Employment Agreement between Raven Industries, Inc. and Anthony D. Johnson Schmidt.

10.3	Change in Control Agreement dated February 1, 2012 between Raven Industries, Inc. and Anthony D. Johnson Schmidt.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAVEN INDUSTRIES, INC.

/s/ Thomas Iacarella
Thomas Iacarella
Vice President and CFO, Secretary and Treasurer
(Principal Financial and Accounting Officer)

Date: February 1, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated February 1, 2012 between Raven Industries, Inc. and Anthony D. Johnson Schmidt.

10.2	Schedule A to Employment Agreement between Raven Industries, Inc. and Anthony D. Johnson Schmidt.

10.3	Change in Control Agreement dated February 1, 2012 between Raven Industries, Inc. and Anthony D. Johnson Schmidt.